Exhibit 10.1

Execution Version

AMENDMENT NO. 2

TO

SEVENTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the Seventh Amended and Restated Limited Liability Company Agreement, dated as of July 13, 2021 (as amended by Amendment No. 1 thereto, dated as of April 1, 2022, the “LLC Agreement”), of Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”), is entered into as of June 7, 2023, by and among the Company and Wheels Up Experience Inc., a Delaware corporation (the “Managing Member”). Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the LLC Agreement.

WHEREAS, on May 31, 2023, the stockholders of PubCo approved at the 2023 annual meeting of stockholders of PubCo (the “2023 Annual Meeting”) a voting proposal to authorize the Board to effect at any time prior to the first anniversary of the 2023 Annual Meeting, (i) a reverse stock split of PubCo’s outstanding shares of Class A Common Stock at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-10, with an exact ratio within that range as may be determined by the Board at a later date (the “Reverse Stock Split”) and (ii) contemporaneously with the Reverse Stock Split, a reduction in the number of authorized shares of Class A Common Stock by a ratio corresponding to the reverse stock split ratio (the “Authorized Share Reduction”);

WHEREAS, on May 31, 2023 after the 2023 Annual Meeting was adjourned, the Board approved an amendment to PubCo’s Certificate of Incorporation to, among other things, effect the Reverse Stock Split at a reverse stock split ratio of 1-for-10, and to contemporaneously effect the Authorized Share Reduction, in each case effective immediately after the close of trading on The New York Stock Exchange on June 7, 2023 by filing an Amended and Restated Certificate of Incorporation of PubCo with the Secretary of State of the State of Delaware at or prior to such time;

WHEREAS, pursuant to Section 4.1(i) of the LLC Agreement, PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock or any other class or series of Equity Security of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and PubCo; and

WHEREAS, the Company and Managing Member desire to enter into this Amendment to amend the LLC Agreement pursuant to Section 12.1(b) thereof to effect an identical combination of the outstanding Units and Equity Securities of the Company with corresponding changes made to the Class A Common Stock as a result of the Reverse Stock Split.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to LLC Agreement.

a.            The following definitions of “PubCo Reverse Stock Split,” “PubCo RSS Ratio” and “PubCo RSS Effective Time” are each hereby added in their entirety to Section 1.1 of the LLC Agreement as follows:

““PubCo Reverse Stock Split” means the reverse stock split of the issued shares of Class A Common Stock (including issued and outstanding shares and treasury stock) at the PubCo RSS Ratio and contemporaneously therewith, a corresponding reduction in the number of authorized shares of Class A Common Stock by the PubCo RSS Ratio, in each case effective as of the PubCo RSS Effective Time.”

““PubCo RSS Ratio” means 1-for-10.”

““PubCo RSS Effective Time” means immediately after the close of trading on The New York Stock Exchange on June 7, 2023.”

b.            The definition of “First Tier Vesting Event” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““First Tier Vesting Event” means the occurrence of (i) the “First Earnout Achievement Date” under the Merger Agreement or (ii) the events described in Section 3.4(e)(i) of the Merger Agreement, in each case, subject to the provisions and limitations set forth in Section 3.4 of the Merger Agreement and, effective as of the PubCo RSS Effective Time, as equitably adjusted to reflect the PubCo Reverse Stock Split and the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board.”

c.            The definition of “Full Vesting Event” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““Full Vesting Event” means, with respect to all EO Units, the occurrence of the events described in Section 3.4(e)(iii) of the Merger Agreement, in each case, as of the PubCo RSS Effective Time, as equitably adjusted to reflect the PubCo Reverse Stock Split and the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board.”

d.            The definition of “Hurdle Amount” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““Hurdle Amount” means, for each Series of PI Unit issued and outstanding and held by MIP LLC as of the PubCo RSS Effective Time, the Hurdle Amount per PI Unit set forth on Schedule A. For purposes of this definition, the term “PI Units” shall include (and such PI Units shall be treated as a continuation of) each Series of Profits Interests that were issued to MIP LLC prior to the date hereof and which were converted to a corresponding Series of PI Units pursuant to the Merger Agreement.”

e.            The definition of “Minimum Exchange Amount” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““Minimum Exchange Amount” means the lesser of (a) 500 Vested Units and (b) all of the Vested Units then held by the applicable Exchange Member.”

f.            The definition of “Second Tier Vesting Event” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““Second Tier Vesting Event” means the occurrence of (i) the “Second Earnout Achievement Date” under the Merger Agreement or (ii) the events described in Section 3.4(e)(ii) of the Merger Agreement, in each case, subject to the provisions and limitations set forth in Section 3.4 of the Merger Agreement and, effective as of the PubCo RSS Effective Time, as equitably adjusted to reflect the PubCo Reverse Stock Split and the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board.”

g.            The definition of “Third Tier Vesting Event” set forth in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

““Third Tier Vesting Event” means the occurrence of (i) the “Third Earnout Achievement Date” under the Merger Agreement or (ii) the events described in Section 3.4(e)(iii) of the Merger Agreement, in each case, subject to the provisions and limitations set forth in Section 3.4 of the Merger Agreement and, effective as of the PubCo RSS Effective Time, as equitably adjusted to reflect the PubCo Reverse Stock Split and the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board.”

h.            Article III of the LLC Agreement is hereby deleted in its entirety and replaced as follows:

“Article III.

PUBCO REVERSE STOCK SPLIT

Section 3.1           Equitable Adjustments Resulting From PubCo Reverse Stock Split. For purposes of this Agreement, effective as of the PubCo RSS Effective Time, it is the intention of the parties hereto that any outstanding class or series of Units or interests of the Company, MIP LLC or MIP RI LLC reflect all necessary equitable adjustments as a result of the PubCo Reverse Stock Split, as closely as possible and in each case with respect to the number of Units or interests or Hurdle Amount or other exercise, hurdle, strike, vesting or other similar price, and to preserve the intended economic value for such Units or interests, such that as of the PubCo RSS Effective Time, among other things:

(a)	the number of Common Units shall be deemed to have been reduced by the PubCo RSS Ratio in the same manner as such reduction occurred for the outstanding Class A Common Stock, including with respect to the treatment of fractional shares of Class A Common Stock as determined by the Board;

(b)	any number of outstanding Units or interests other than Common Units, whether vested or unvested, shall be deemed to have been reduced by the PubCo RSS Ratio and, with respect to any outstanding PI Units, Restricted Interests and EO Units (except to the extent vested and exchanged for shares of Class A Common Stock prior to the PubCo RSS Effective Time), shall be reduced to reflect the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board;

(c)	with respect to the EO Units and any related defined terms used herein which are as set forth in the Merger Agreement and/or Sections 3.3(b), 3.3(c) and 3.4 of the Merger Agreement, effective as of the PubCo RSS Effective Time:

(i)	any number of Wheels Up EO Units (as defined in the Merger Agreement) issuable shall be reduced by the PubCo RSS Ratio, including such Wheels Up EO Units referred to in Section 3.3(b), 3.3(c) and 3.4 of the Merger Agreement;

(ii)	for purposes of determining “Effective Time Company Fully Diluted Shares” for any calculation, such “Effective Time Company Fully Diluted Shares” shall be reduced by the PubCo RSS Ratio and further reduced to reflect the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board;

(iii)	for purposes of calculating “First Earnout Fully Diluted Shares”, “Second Earnout Fully Diluted Shares” and “Third Earnout Fully Diluted Shares”, any fractional PI Units or Restricted Interests forfeited or cancelled as a result of the PubCo Reverse Stock Split due to the corresponding treatment of fractional Units, interests and shares, as applicable, as determined by the Board, shall reduce such number shares; and

(iv)	any minimum VWAP (as defined in the Merger Agreement) dollar threshold with respect to the “First Earnout Achievement Date,” “Second Earnout Achievement Date” and “Third Earnout Achievement Date” shall be deemed to have been increased as follows: (y) the applicable minimum VWAP dollar threshold, multiplied by (z) the inverse of the PubCo RSS Ratio (i.e., 10:1).”

i.            Schedule A to the LLC Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

j.            Exhibit A of the LLC Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.            LLC Agreement. Except as provided herein, the LLC Agreement remains in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the LLC Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the LLC Agreement in any other agreements, documents or instruments executed and delivered pursuant to the LLC Agreement shall mean and be a reference to the LLC Agreement, as amended by this Amendment.

3.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No Party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

4.            Governing Law. This Amendment and all claims or causes of action based upon, arising out of, or related to this Amendment or the matters contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties have entered into this Amendment No. 2 as of the date first above written.

COMPANY:

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Chief Financial Officer

MANAGING MEMBER:

WHEELS UP EXPERIENCE INC.

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Signature Page to

Amendment No. 2 to

Seventh Amended and Restated Limited Liability Company Agreement of

Wheels Up Partners Holdings LLC

Schedule A

HURDLE AMOUNTS

(As Adjusted to Reflect the PubCo Reverse Stock Split)

PI Unit Series	Hurdle Amount* ($ per PI Unit)
Series 1, 2, 2A	21.80
Series 3	29.70
Series 4	54.90
Series 5	65.00
Series 6, 7	70.40
Series 8, 9, 10	75.60
Series 11	83.80
Series 12	86.90

* Hurdle Amounts in the table above reflect the Hurdle Amount as of the Effective Time, multiplied by the inverse of the PubCo RSS Ratio, and rounded down to the nearest whole cent.

Exhibit A

MEMBERS

1.	Effective Time Common Units, PI Units and EO Units (as adjusted to reflect the PubCo Reverse Stock Split):*

Name	Common Units	PI Units	EO Units	Address
Wheels Up Experience Inc.	16,792,318			601 West 26th Street New York, NY 10001
Wheels Up Blocker Sub LLC	7,728,956			601 West 26th Street New York, NY 10001
Wheels Up MIP LLC		2,904,233 (see below for Series and Hurdle Amounts)	128,925	601 West 26th Street New York, NY 10001
Wheels Up MIP RI LLC			20,698	601 West 26th Street New York, NY 10001

2.	PI Units by Series, with corresponding Hurdle Amount (as adjusted to reflect the PubCo Reverse Stock Split):*

PI Unit Series	Hurdle Amount** ($ per PI Unit)	Number of PI Units
Series 1, 2, 2A	21.80	362,900
Series 3	29.70	67,790
Series 4	54.90	303,282
Series 5	65.00	541,589
Series 6, 7	70.40	629,681
Series 8, 9, 10	75.60	843,150
Series 11	83.80	137,426
Series 12	86.90	18,415

* Unit counts in Tables 1 and 2 above reflect adjustments as a result of the PubCo Reverse Stock Split and rounding down to the nearest whole Unit, which represents the maximum number of Units that could have been issued and outstanding as of the Effective Time taking into account the PubCo Reverse Stock Split. The Company’s internal records will be updated to reflect the actual number of issued and outstanding Common Units, PI Units and EO Units as of the PubCo RSS Effective Time, including to reflect any issuances, cancellations or forfeitures of Units or interests prior to or as of the PubCo RSS Effective Time.

** Hurdle Amounts in the Table 2 above reflect the Hurdle Amount as of the Effective Time, multiplied by the inverse of the PubCo RSS Ratio, and rounded down to the nearest whole cent.